UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 24, 2016

Allegiance Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

TEXAS	001-37585	26-3564100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040
(Address of Principal Executive Offices) (Zip Code)

(281) 894-3200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2016, Allegiance Bancshares, Inc. (the “Company”) issued a press release announcing the resignation of Laurence L. Lehman III as Chief Financial Officer of Allegiance Bank and the Company, effective immediately. This press release is attached as Exhibit 99.1 hereto. Steven F. Retzloff, Chairman of Allegiance Bank and President of the Company, has been appointed Interim Chief Financial Officer. Mr. Lehman’s resignation is not the result of any dispute or disagreement with the Company, including any matters relating to the Company's accounting practices or financial reporting.

Mr. Retzloff, 60, co-founded Allegiance Bank in 2007 and has been its President since 2008 and its Chairman of the Bank since 2007. Mr. Retzloff has over 35 years of business experience and 29 years of Houston Banking experience. Mr. Retzloff served as a director of Sterling Bancshares, Inc., a publicly traded multi-billion dollar financial institution, and Sterling Bank from 1987 to 2006, including terms as Chairman of the Board of Sterling Bancshares from 1990 to 1992 and from 2004 to 2005. Mr. Retzloff received a Bachelor of Industrial Engineering degree from The Georgia Institute of Technology and a Master of Business Administration degree (with distinction) from the Babcock Graduate School of Management at Wake Forest University.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Allegiance Bancshares, Inc. on August 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

Date: August 26, 2016	By:	/s/ George Martinez
George Martinez
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Allegiance Bancshares, Inc. on August 24, 2016.